SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-FEDDERS CORPORATION
MJG ASSOCIATES, INC.
GABELLI PERFORMANCE PARTNERSHIP
7/09/07 4,000- .2500
GAMCO ASSET MANAGEMENT INC.
9/06/07 70,000- .0500
9/05/07 2,000 .0550
9/04/07 16,000- .0500
8/30/07 1,500- .0500
8/27/07 40,000- .0606
8/27/07 2,000- .0650
8/24/07 32,000- .0500
8/13/07 20,000- .1650
8/10/07 20,000- .1825
7/27/07 1,000- .1450
7/19/07 1,500 .2500
7/17/07 11,000 .2500
7/16/07 9,000 .2489
7/16/07 9,000 .2489
7/16/07 9,000- .2489
7/11/07 12,600 .2500
7/10/07 400 .2500
7/09/07 2,000 .2357
GABELLI FUNDS, LLC.
GABELLI EQUITY TRUST
8/22/07 20,000 .1400
GABELLI ASSET FUND
7/19/07 3,000- .2500
7/18/07 7,000- .2500
7/16/07 10,000- .2500
GABELLI CAPITAL ASSET FUND
8/20/07 4,000- .1700
8/17/07 1,000- .1600

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE OVER-THE-COUNTER MARKET.

(2) PRICE EXCLUDES COMMISSION.